SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 March 31, 1997
                Date of Report (Date of earliest event reported)



                           GREENFIELD INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         0-21828                                        04-2917072
(Commission File Number)                  (I.R.S. Employment Identification No.)


         2743 PERIMETER PARKWAY
         BUILDING 100, SUITE 100
            AUGUSTA, GEORGIA                               30909
(Address of Principal Executive Offices)                (Zip Code)

                                  706/863-7708
               (Registrant's telephone number including area code)



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ITEM 5.   OTHER EVENTS

On March 31, 1997, the Company acquired Hanita Metal Works, Ltd., an Israeli-based company and its U. S. subsidiary Hanita Cuttings Tools, Inc., from Koors Industries, Ltd. for $20.3 million and assumed indebtedness of $13.6 million. Hanita, with manufacturing operations in Shlomi, Israel and sales and distribution facilities in Mountainside, New Jersey, is a leading manufacturer of high quality, high performance end mills for the metalworking industries. Hanita had annual sales of approximately $27 million for the year ended December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Press release of the Company dated March 31, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GREENFIELD INDUSTRIES, INC.

Date:  April 15, 1997                              by /s/ Gary L. Weller
                                                      __________________________
                                                      Gary L. Weller
                                                      Senior Vice President and
                                                      Chief Financial Officer